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                                                               EXHIBIT (11)(h)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the use in this Post-Effective Amendment No. 70 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 2-22019) on behalf of Eaton Vance Worldwide Health Sciences Fund, of our report dated October 3, 1997, relating to Eaton Vance Worldwide Health Sciences Fund (formerly EV Traditional Worldwide Health Sciences Fund, Inc.) which report is included in the Annual Report to Shareholders for the year ended August 31, 1997 which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

    We also consent to the reference to our Firm under the heading "The Funds" Financial Highlights" in the Prospectus and under the caption "Independent Certified Public Accountants" in the Statement of Additional Information of the Registration Statement.

                                            /s/ COOPERS & LYBRAND L.L.P.
                                                -------------------------------
                                                COOPERS & LYBRAND L.L.P.
December 17, 1997
Boston, Massachusetts